UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2008

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K dated May 3, 2007, on May 3, 2007, ION Media Networks, Inc. (the "Company") entered into a Master Transaction Agreement (the "Master Transaction Agreement") with NBC Universal, Inc. ("NBCU"), NBC Palm Beach Investment I, Inc. ("NBC Palm Beach I"), NBC Palm Beach Investment II, Inc. ("NBC Palm Beach II," and together with NBCU and NBC Palm Beach I, the "NBCU Entities") and CIG Media LLC ("CIG") providing for a recapitalization of the Company. The Master Transaction Agreement was subsequently amended on June 8, 2007 and August 21, 2007.

The Master Transaction Agreement provides, among other things, that, as promptly as practicable following the closing (the "Call Closing") of the acquisition by CIG, an affiliate of Citadel Investment Group, L.L.C., from Lowell W. Paxson, Paxson Enterprises, Inc., and Second Crystal Diamond Limited Partnership (collectively, the "Paxson Stockholders") of an aggregate of 15,455,062 outstanding shares of the Class A Common Stock of the Company and 8,311,639 outstanding shares of the Class B Common Stock of the Company (collectively, the "Call Shares"), pursuant to the exercise of a call right to acquire the Call Shares that had been granted by the Paxson Stockholders to an affiliate of NBCU in November 2005, and that was assigned to and exercised by CIG on May 4, 2007, the Company will duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action on an amendment to the Company's certificate of incorporation to effect a reverse split of the Company's outstanding Class A Common Stock and Class B Common Stock (the "Reverse Stock Split"). The Call Closing occurred on January 8, 2008. On January 11, 2008, the Company, CIG and the NBCU Entities executed the 3rd Amendment to the Master Transaction Agreement (the "3rd Amendment"), which provides that the Company shall no longer be obligated to duly call, give notice of, convene or hold the Stockholders' Meeting if CIG signs and duly delivers to the Company a written consent approving the amendment to the certificate of incorporation to effect the Reverse Stock Split.

The Master Transaction Agreement also provides that, promptly following the Call Closing, CIG shall be entitled to exchange shares of the Company's 8% Series A-2 Non-Convertible Preferred Stock (the "Series A-2 Preferred Stock") that it holds for shares of the Company's 8% Series C Mandatorily Convertible Preferred Stock (the "Series C Preferred Stock"). The 3rd Amendment extends the time period within which CIG shall be entitled to exchange the Series A-2 Preferred Stock for Series C Preferred Stock to the second anniversary of the Call Closing and requires CIG to surrender the shares of Series A-2 Preferred Stock to the Company for exchange into Series C Preferred Stock immediately prior to a mandatory conversion event as defined in the certificate of designation of the Series C Preferred Stock (the "Series C Certificate of Designation") which occurs on or prior to the second anniversary of the Call Closing.

The Master Transaction Agreement further provides that the form of Series C Certificate of Designation to be filed with the Secretary of State of the State of Delaware promptly following the Call Closing is to be determined based on the results of the Company's offer to exchange (the "Exchange Offer") shares of its 13¼% Cumulative Junior Exchangeable Preferred Stock and 9¾% Series A Convertible Preferred Stock for newly-issued subordinated debt and preferred stock of the Company. The Exchange Offer closed on August 3, 2007. The 3rd Amendment designates Exhibit J-1 to the Master Transaction Agreement, which is included as an exhibit to the Company's report on Form 8-K dated May 3, 2007, as the form of Series C Certificate of Designation to be filed with the Secretary of State of the State of Delaware.

A copy of the 3rd Amendment is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following item is filed as an Exhibit to this report:

10.1 3rd Amendment to Master Agreement, dated as of January 11, 2008, by and among the Company, CIG Media LLC, NBC Universal, Inc., NBC Palm Beach Investment I, Inc. and NBC Palm Beach Investment II, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

January 17, 2008	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.1	3rd Amendment to Master Agreement, dated as of January 11, 2008, by and among the Company, CIG Media LLC, NBC Universal, Inc., NBC Palm Beach Investment I, Inc. and NBC Palm Beach Investment II, Inc.